Jinheng (BVI) Limited

Condensed Consolidated Financial Statements
For the three and six months ended
June 30, 2010 and 2009
(Stated in US dollars)

Jinheng (BVI) Limited
Condensed Consolidated Financial Statements
Three and six months ended June 30, 2010 and 2009

Index to Condensed Consolidated Financial Statements

Pages

Condensed Consolidated Statements of Income and Comprehensive Income	1

Condensed Consolidated Balance Sheets	2 - 3

Condensed Consolidated Statements of Cash Flows	4 - 5

Condensed Consolidated Statement of Equity	6

Notes to Condensed Consolidated Financial Statements	7 - 18

Jinheng (BVI) Limited
Condensed Consolidated Statements of Income and Comprehensive Income
For the three and six months ended June 30, 2010 and 2009
(Unaudited)
(Stated in US Dollars)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Sales revenue	$36,019,957	$26,163,034	$74,955,383	$40,471,617
Cost of sales	29,800,418	22,149,384	59,613,525	33,021,941

Gross profit	6,219,539	4,013,650	15,341,858	7,449,676

Other operating income	221,635	104,198	664,465	104,198

Operating expenses
Administrative expenses	1,146,348	1,162,790	2,572,774	2,214,646
Research and development expenses	925,788	954,413	2,506,318	1,825,634
Selling expenses	1,429,992	490,344	2,772,998	848,916

	3,502,128	2,607,547	7,852,090	4,889,196

Income from operations	2,939,046	1,510,301	8,154,233	2,664,678
Other income	7,870	163,275	90,632	120,019
Government grants	88,020	1,182	88,020	9,045
Equity in net income of a non-consolidated affiliate	174,809	117,356	385,551	159,237
Net finance costs - Note 4	(597,617)	(542,757)	(1,146,358)	(1,167,985)

Income before income taxes and noncontrolling interests	2,612,128	1,249,357	7,572,078	1,784,994
Income taxes - Note 5	189,671	(255,046)	(775,349)	(352,097)

Net income before noncontrolling interests	2,801,799	994,311	6,796,729	1,432,897
Net income attributable to noncontrolling interests	(1,972)	(103,102)	(395,902)	(214,846)

Net income attributable to Jinheng (BVI) Limited stockholder	$2,799,827	$891,209	$6,400,827	$1,218,051

Net income before noncontrolling interests	$2,801,799	$994,311	$6,796,729	$1,432,897
Other comprehensive income
Foreign currency translation adjustments	1,342	(29,018)	269,432	(60,469)

Comprehensive income	2,803,141	965,293	7,066,161	1,372,428
Comprehensive income attributable to noncontrolling interests	(2,068)	(100,716)	(415,260)	(209,873)

Comprehensive income attributable to Jinheng (BVI) Limited stockholder	$2,801,073	$864,577	$6,650,901	$1,162,555

Earnings per share attributable to Jinheng (BVI) Limited stockholder :-
basic and diluted - Note 6	$272	$86	$621	$118

Weighted average number of shares outstanding :-
basic and diluted	10,309	10,309	10,309	10,309

See the accompanying notes to condensed consolidated financial statements

Jinheng (BVI) Limited
Condensed Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(Stated in US Dollars)

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

ASSETS
Current assets
Cash and cash equivalents	$3,858,660	$2,264,178
Restricted cash	3,325,053	4,352,222
Trade receivables, net	47,692,961	44,733,271
Bills receivable	2,619,390	4,390,260
Other receivables, prepayments and deposits	5,024,149	4,432,617
Inventories, net - Note 7	24,467,966	20,877,218
Amounts due from related companies - Note 8	13,202,565	12,050,655
Amounts due from fellow subsidiaries - Note 8	8,713,284	9,406,125
Income tax recoverable	-	553,011
Deferred tax assets	144,128	173,863

Total current assets	109,048,156	103,233,420
Intangible assets - Note 9	2,981,606	3,344,226
Property, plant and equipment, net - Note 10	30,732,799	26,396,662
Land use rights	2,655,858	2,696,776
Deposits for acquisition of property, plant and equipment	5,908,489	8,595,150
Investment in a non-consolidated affiliate	2,485,024	2,089,351

TOTAL ASSETS	$153,811,932	$146,355,585

See the accompanying notes to condensed consolidated financial statements

Jinheng (BVI) Limited
Condensed Consolidated Balance Sheets (Cont’d)
As of June 30, 2010 and December 31, 2009
(Stated in US Dollars)

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

LIABILITIES AND EQUITY

LIABILITIES
Current liabilities
Trade payables	$28,440,892	$30,651,194
Bills payable	10,318,365	11,106,595
Other payables and accrued expenses	4,573,622	4,141,976
Amounts due to related companies - Note 8	7,311,129	8,675,461
Amounts due to fellow subsidiaries - Note 8	2,071,497	1,772,182
Amount due to immediate holding company - Note 11	20,753,590	19,173,081
Secured borrowings - Note 12	38,354,440	24,468,060
Income tax payable	165,047	-

Total current liabilities	111,988,582	99,988,549
Secured borrowings - Note 12	2,235,900	8,654,400
Deferred tax liabilities	569,423	612,770

TOTAL LIABILITIES	114,793,905	109,255,719

COMMITMENTS AND CONTINGENCIES - Note 13

STOCKHOLDER’S EQUITY
Common stock: par value HK$0.01 per share Authorized 100,000 shares in 2010 and 2009; issued and outstanding 10,309 shares in 2010 and 2009	13	13
Additional paid-in capital	4,664,417	4,664,417
Statutory and other reserves	4,846,428	4,846,428
Accumulated other comprehensive income	5,315,993	5,065,919
Retained earnings	18,804,846	17,552,019

TOTAL JINHENG (BVI) LIMITED STOCKHOLDER’S EQUITY	33,631,697	32,128,796

NONCONTROLLING INTERESTS	5,386,330	4,971,070

TOTAL EQUITY	39,018,027	37,099,866

TOTAL LIABILITIES AND EQUITY	$153,811,932	$146,355,585

See the accompanying notes to condensed consolidated financial statements

Jinheng (BVI) Limited
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2010 and 2009
(Unaudited)
(Stated in US Dollars)

	Six months ended June 30,
	2010	2009

Cash flows from operating activities
Net income before noncontrolling interests	$6,796,729	$1,432,897
Adjustments to reconcile net income before noncontrolling interests to net cash provided by operating activities :-
Depreciation	1,838,550	1,657,810
Amortization of intangible assets and land use rights	423,459	293,577
Deferred taxes	(15,144)	262,557
Loss on disposal of property, plant and equipment	42,760	4,786
Provision for (recovery of) doubtful debts	108,204	(26,682)
Provision for obsolete inventories	183,780	-
Equity in net income of a non-consolidated affiliate	(385,551)	(159,237)
Changes in operating assets and liabilities :-
Trade receivables	(2,873,626)	(2,528,603)
Bills receivable	1,781,540	2,311,403
Other receivables, prepayments and deposits	(571,072)	(1,563,762)
Inventories	(3,683,267)	(1,273,784)
Trade payables	(2,326,152)	8,104,163
Other payables and accrued expenses	413,220	(395,423)
Amounts due from (to) related companies	(2,433,056)	(1,232,765)
Amounts due from (to) fellow subsidiaries	1,352,212	(672,980)
Income tax payable	717,386	(78,398)

Net cash flows provided by operating activities	$1,369,972	$6,135,559

See the accompanying notes to condensed consolidated financial statements

Jinheng (BVI) Limited
Condensed Consolidated Statements of Cash Flows (Cont’d)
For the six months ended June 30, 2010 and 2009
(Unaudited)
(Stated in US Dollars)

	Six months ended June 30,
	2010	2009
Cash flows from investing activities
Payments to acquire and for deposit for acquisition of property, plant and equipment	$(3,836,197)	$(5,211,165)
Proceeds from sales of property, plant and equipment	-	1,466

Net cash flows used in investing activities	(3,836,197)	(5,209,699)

Cash flows from financing activities
Increase (decrease) in amount due to immediate holding company	202,885	(134,104)
Dividend paid to stockholder	(3,693,486)	(2,287,443)
(Decrease) increase in bills payable	(830,260)	3,155,018
Decrease (increase) in restricted cash	1,040,713	(92,212)
Proceeds from secured borrowings	20,538,000	19,373,190
Repayment of secured borrowings	(13,210,740)	(19,982,313)

Net cash flows provided by financing activities	4,047,112	32,136

Effect of foreign currency translation on cash and cash equivalents	13,595	(4,376)

Net increase in cash and cash equivalents	1,594,482	953,620

Cash and cash equivalents - beginning of period	2,264,178	3,356,693

Cash and cash equivalents - end of period	$3,858,660	$4,310,313

Supplemental disclosures for cash flow information :-
Cash paid (received) for :
Interest	$1,139,478	$1,151,910
Income taxes	$(254,258)	$388,258

See the accompanying notes to condensed consolidated financial statements

Jinheng (BVI) Limited
Condensed Consolidated Statement of Equity
(Unaudited)
(Stated in US Dollars)

	Jinheng (BVI) Limited stockholder
					Accumulated
	Common stock		Additional	Statutory	other
	No. of shares	Amount	paid-in capital	and other reserves	comprehensive income	Retained earnings	Noncontrolling interests	Total

Balance, December 31, 2009	10,309	$13	$4,664,417	$4,846,428	$5,065, 919	$17,552,019	$4,971,070	$37,099,866
Net income	-	-	-	-	-	6,400,827	395,902	6,796,729
Foreign currency translation adjustment	-	-	-	-	250,074	-	19,358	269,432
Dividend declared	-	-	-	-	-	(5,148,000)	-	(5,148,000)

Balance, June 30, 2010	10,309	$13	$4,664,417	$4,846,428	$5,315,993	$18,804,846	$5,386,330	$39,018,027

See the accompanying notes to condensed consolidated financial statements

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

1.	Basis of presentation

The accompanying unaudited condensed consolidated financial statements of Jinheng (BVI) Limited (the “Company”) and its subsidiaries have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) including the instructions to Form 10-Q and Regulation S-X.  Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been condensed or omitted from these statements pursuant to such rules and regulation and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2009.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-months and six-months periods have been made.  Results for the interim period presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

2.	Corporate information and description of business

The Company was incorporated in the British Virgin Islands (the “BVI”) on October 14, 2003 and a wholly owned subsidiary of Jinzhou Automotive Safety Technology Holdings Limited (“Jinheng Holdings”), a company incorporated in the Cayman Islands and its shares are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

The Company and its subsidiaries are principally engaged in the design, manufacture and marketing of automotive safety and electronic products in the People’s Republic of China (the “PRC”). The major target markets of the Company’s products are the PRC.

The Company’s customers mainly include automakers and auto parts suppliers.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

2.	Corporate information and description of business (Cont’d)

As of June 30, 2010, the Company has six subsidiaries : -

Company name	Place/date of incorporation or establishment	The Company's effective ownership interest	Common stock/ registered capital	Principal activities

Jinheng (Hong Kong) Ltd. (“Jinheng HK”)	Hong Kong / March 28, 2003	100%	Ordinary shares: Authorized: 1,000 shares of HK$1 each Paid up: 70 shares of HK$1 each	Investment holding

Jinzhou Jinheng Automotive Safety System Co., Ltd. (“Jinheng Automotive”)	The PRC / January 3, 1997	100%	Registered capital of HK$185,000,000 and fully paid up	Manufacture and sales of automotive safety products

Shenyang Jinbei Jinheng Automotive Safety System Co., Ltd. (“Shenyang Jinbei”)	The PRC / November 23, 2003	55.56%	Registered capital of RMB27,000,000 and fully paid up	Manufacture and sales of automotive safety products

Beijing Jinheng Sega Automotive Spare Parts Ltd. (“Beijing Sega”)	The PRC / October 14, 2005	100%	Registered capital of RMB20,000,000 and fully paid up	Manufacture and sales of automotive safety products

Harbin Hafei Jinheng Automotive Safety System Co., Ltd. (“Hafei Jinheng”)	The PRC / December 3, 2003	90%	Registered capital of RMB13,000,000 and fully paid up	Manufacture and sales of automotive safety products

Shenyang Jinheng Jinsida Automotive Electronic Co., Ltd. (“Jinheng Jinsida”)	The PRC / August 7, 2006	64.71%	Registered capital of HK$25,500,000 and fully paid up	Manufacture and sales of automotive electronic products

3.	Summary of significant accounting policies

Principles of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade and bills receivable.  As of June 30, 2010, substantially all of the Company’s cash and cash equivalents and restricted cash for issuing bills were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade and bills receivable, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

Regarding bills receivable, they are undertaken by the banks to honor the payments at maturity and the customers are required to place deposits with the banks equivalent to certain percentage of the bills amount as collateral.  These bills receivable can be sold to any third party at a discount before maturity.  The Company does not maintain allowance for bills receivable in the absence of bad debt experience and the payments are undertaken by the banks.

During the reporting periods, customers representing 10% or more of the Company’s consolidated sales are :-

	Three months ended		Six months ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009

Chery Automobile Co., Ltd	$4,213,414	$4,818,709	$13,758,337	$8,657,735
Shengyang Brilliance Jinbei
Automobile Co., Ltd.
(“Brilliance Jinbei”)	5,468,881	2,700,185	10,282,284	5,745,851
Great Wall Motor Company Limited	4,511,398	2,189,873	7,404,258	2,956,221
Dongfeng Peugeot Citroen
Automobile Company Ltd.	4,848,776	2,134,866	6,265,845	3,545,558
Zhengzhou Nissan Automobile
Co., Ltd.	5,402,824	368,413	6,623,658	562,144

	$24,445,293	$12,212,046	$44,334,382	$21,467,509

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with ASC 360-10-45 “Impairment or Disposal of Long-Lived Assets” (previously SFAS No. 144).  The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  The Company recognizes impairment of long-lived assets and investment in an affiliate in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets.  During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Fair value of financial instruments

ASC 820 requires the disclosure of the estimated fair value of financial instruments including those financial instruments for which fair value option was not elected.  Except for secured borrowings disclosed as below, the carrying amounts of the financial assets and liabilities approximate to their fair values due to short maturities or the applicable interest rates approximate the current market rates :-

	As of June 30, 2010 (Unaudited)		As of December 31, 2009 (Audited)
	Carrying amount	Fair value	Carrying amount	Fair value

Secured borrowings	$40,590,340	$40,349,892	$33,122,460	$32,648,453

The fair values of secured borrowings are estimated using discounted cash flow analyses, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Recently issued accounting pronouncements

Accounting for Transfers of Financial Assets (Included in amended Topic ASC 860 “Transfers and Servicing”, previously Statement of Financial Accounting Standards (“SFAS”) No. 166, “Accounting for Transfers of Financial Assets - an Amendment of Financial Accounting Standard Board (“FASB”) Statement No. 140.”).  The amended topic addresses information a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets.  Also, the amended topic removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. The amended topic is effective for the first annual reporting period beginning after November 15, 2009 and was effective for us as of January 1, 2010.  The adoption of this amended topic has no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities - Amended (Included in amended Topic ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”).  The amended topic requires an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  The amended topic also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. The amended topic is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The adoption of this amended topic has no material impact on the Company’s financial statements.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

The FASB issued Accounting Standards Update (ASU) No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.”  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this ASU on the Company’s financial statements.

The FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements.  ASU 2010-06 amends ASC Topic 820 to require the following additional disclosures regarding fair value measurements: (i) the amounts of transfers between Level 1 and Level 2 of the fair value hierarchy; (ii) reasons for any transfers in or out of Level 3 of the fair value hierarchy and (iii) the inclusion of information about purchases, sales, issuances and settlements in the reconciliation of recurring Level 3 measurements.  ASU 2010-06 also amends ASC Topic 820 to clarify existing disclosure requirements, requiring fair value disclosures by class of assets and liabilities rather than by major category and the disclosure of valuation techniques and inputs used to determine the fair value of Level 2 and Level 3 assets and liabilities.  With the exception of disclosures relating to purchases, sales, issuances and settlements of recurring Level 3 measurements, ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009.  The disclosure requirements related to purchases, sales, issuances and settlements of recurring Level 3 measurements will be effective for financial statements for annual reporting periods beginning after December 15, 2010.  The management is in the process of evaluating the effect of disclosure requirements related to purchases, sales, issuances and settlements of recurring Level 3 measurements on the Company’s financial statements is currently not yet in a position to determine such effects.

The FASB issued ASU No. 2010-02, “Consolidation (Topic 810) Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification”. This amendment affects entities that have previously adopted Topic 810-10 (formally SFAS 160).  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009.  The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The adoption of this ASU has no material impact on the Company’s financial statements.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

3.	Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (Cont’d)

In February 2010, the FASB issued ASU 2010-09, Subsequent Events: Amendments to Certain Recognition and Disclosure Requirements, which amends FASB ASC Topic 855, Subsequent Events.  The update provides that SEC filers, as defined in ASU 2010-09, are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements.  The update also requires SEC filers to evaluate subsequent events through the date the financial statements are issued rather than the date the financial statements are available to be issued.  The Company adopted ASU 2010-09 upon issuance. The adoption of this ASU has no material impact on the Company’s financial statements.

4.	Net finance costs

	Three months ended		Six months ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009

Interest income	$(5,168)	$(2,642)	$(11,873)	$(5,104)
Interest expenses	505,828	478,923	976,436	982,344
Bills discounting charges	88,761	52,349	163,042	169,566
Bank charges	8,196	14,127	18,753	21,179

	$597,617	$542,757	$1,146,358	$1,167,985

5.	Income taxes

BVI

The Company was incorporated in the BVI and, under the current laws of the BVI, are not subject to income taxes.

Hong Kong

Jinheng HK is incorporated in Hong Kong and subject to profit tax rate of 16.5% on the assessable profits during the reporting years.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

5.	Income taxes (Cont’d)

PRC

The PRC’s legislative body, the National People’s Congress, adopted the unified CIT Law on March 16, 2007.  This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008.  Under the new tax law, a unified income tax rates is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities.  Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five year period beginning on the effective date of the CIT Law.  Enterprises that are currently entitled to exemptions for a fixed term will continue to enjoy such treatment until the exemption term expires.  Preferential tax treatment will continue to be granted to industries and projects that qualify for such preferential treatments under the new tax law.

Pursuant to the income tax rules and regulations of the PRC, provision for PRC income tax of the PRC subsidiaries is calculated based on the following rates : -

		Period ended June 30,
		2010	2009
	Notes:-

Jinheng Automotive	(b)	15%	15%

Shenyang Jinbei	(c)	11%	0%

Beijing Sega		25%	25%

Hafei Jinheng		25%	25%

Jinheng Jinsida	(c)	12.5%	0%

Notes :-

(a)	Under the unified Corporate Income Tax Law, which became effective on January 1, 2008, the statutory income tax rates was reduced from 33% to 25%.

(b)	Jinheng Automotive is an “encouraged hi-tech enterprise” and entitles to reduce the tax rate to 15% from 2009 to 2011.

(c)
The entities are entitled to a tax holiday in which they are fully exempted from the PRC income tax for 2 years starting from their first profit-making year after net off accumulated tax losses, followed by a 50% reduction in the PRC income tax for the next 3 years (“tax holidays”). Any unutilised tax holidays will continue until expiry while tax holidays were deemed to start from January 1, 2008, even if the entity was not yet turning to a profit after net off its accumulated tax losses.  Shenyang Jinbei is in the third year of its tax holidays.  Jinheng Jinsida has accumulated tax losses at December 31 and its tax holidays commenced mandatorily in January 1, 2008.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

6.	Earnings per share

During the reporting periods, the Company had no dilutive instruments.  Accordingly, the basic and diluted earnings per share are the same.

7.	Inventories	June 30,	December 31,
		2010	2009
		(Unaudited)	(Audited)

	Raw materials	$11,268,030	$7,829,249
	Work-in-progress	1,713,233	1,596,314
	Finished goods	11,671,235	11,451,655

		24,652,498	20,877,218
	Provision for obsolete inventories	(184,532)	-

	Net	$24,467,966	$20,877,218

8.	Amounts due from (to) fellow subsidiaries and related companies

The amounts due from (to) fellow subsidiaries and related companies were interest free, unsecured and expected to be recovered (settled) within one year.

9.	Intangible assets	June 30,	December 31,
		2010	2009
		(Unaudited)	(Audited)

	Costs:
	Goodwill	$25,185	$25,185
	Unpatented know-how	4,710,630	4,691,688
	Patented know-how	387,722	387,722

		5,123,537	5,104,595
	Accumulated amortization	(2,141,931)	(1,760,369)

	Net	$2,981,606	$3,344,226

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

10.	Property, plant and equipment, net	June 30,	December 31,
		2010	2009
		(Unaudited)	(Audited)
	Costs:
	Buildings	$7,324,233	$7,294,399
	Plant and machinery	23,718,692	21,347,516
	Furniture, fixtures and equipment	8,465,541	7,610,279
	Leasehold improvements	56,711	56,480
	Motor vehicles	1,098,905	1,184,501

		40,664,082	37,493,175
	Accumulated depreciation	(13,290,801)	(11,630,336)
	Construction in progress	3,359,518	533,823

	Net	$30,732,799	$26,396,662

(i)	Pledged property, plant and equipment

As of June 30, 2010, certain property, plant and equipment with aggregate net book value of $2,682,099 was pledged to bank to secure general banking facilities (note 12(a)).

(ii)	Construction in Progress

Construction in progress mainly comprises capital expenditures for construction of the Company’s new offices and factories.

11.	Amount due to immediate holding company

The amount due to immediate holding company mainly represents dividend payable and the amount is interest free, unsecured and expected to be settled within one year.

12.	Secured borrowings	June 30,	December 31,
		2010	2009
		(Unaudited)	(Audited)

	Short-term borrowings
	Short-term loans - Note 12(i)	$37,532,040	$24,029,460
	Long-term loans - current portion	822,400	438,600

		38,354,440	24,468,060

	Long-term borrowings - Note 12(ii)
	Interest bearing :-
	- at 4.50% per annum	-	5,868,000
	- at 3.50% per annum	3,058,300	3,225,000

		3,058,300	9,093,000
	Less: current maturities	(822,400)	(438,600)

		2,235,900	8,654,400

		$40,590,340	$33,122,460

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

12.	Secured borrowings (Cont’d)

Notes :-

(i)	The weighted-average interest rate for short-term loans as of June 30, 2010 and December 31, 2009, were 5.09% and 4.35%, respectively.

(ii)	Long term borrowings are repayable as follows :-

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

Within one year	$822,400	$438,600
After one year but within two years	1,079,400	6,951,600
After two years but within three years	693,900	1,083,600
After three years but within four years	308,400	309,600
After four years but within five years	154,200	309,600

	$3,058,300	$9,093,000

As of June 30, 2010, the Company’s had total bank lines of credit and borrowings there under as follows :-

Facilities granted	Granted	Amount utilized	Unused

Secured borrowings	$40,590,340	$40,590,340	$-

The above secured borrowings were secured by the following:

(a)	Property, plant and equipment with carrying value of $2,682,099 (note 10);

(b)	Land use right with carrying value of $1,049,639; and

(c)	Guarantees executed by immediate holding company.

During the reporting periods, there was no covenant requirement under the banking facilities granted to the Company.

13.	Commitments and contingencies

(a)	Capital commitment

As of June 30, 2010, the Company had capital commitments amounting to $64,915 in respect of the acquisition of property, plant and equipment which were contracted for but not provided in the financial statements.

(b)	Operating lease arrangement

As of June 30, 2010, the Company had no non-cancelable operating leases for its machines and office.

The rental expense relating to the operating leases was $9,960 and $25,783 for the six months ended June 30, 2010 and 2009 respectively.

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

14.	Defined contribution plan

Pursuant to the relevant PRC regulations, the Company is required to make contributions at a rates of 28% to 42% of employees’ salaries and wages to a defined contribution retirement scheme organized by a state-sponsored social insurance plan in respect of the retirement benefits for the Company’s employees in the PRC.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the condensed consolidated statements of income and comprehensive income.  The Company contributed $493,716 and $363,800 for the six months ended June 30, 2010 and 2009 respectively.

15.	Related party transactions

Name of related parties	Relationship

Beijing Sega Great Idea Automotive Electronic Systems Co., Ltd. (“Jinheng Great Idea”)	Common shareholder
Shanxi Winner	35% owned non-consolidated affiliate
Shenyang Jinbei Automotive Company Limited (“Jinbei Automotive”)	Minority shareholder of Shenyang Jinbei
Brilliance Jinbei	An associate (49%) of Jinbei Automotive
Shenyang Jinbei Johnson Controls Automotive Interiors Co., Ltd. (“Jinbei Johnson”)	A subsidiary (50%) of Jinbei Automotive
Shenyang Jinbei Vehicle Manufacturing Co., Ltd. (“Jinbei Vehicle”)	A subsidiary (100%) of Jinbei Automotive
Hafei Motor Co., Ltd. (“Hafei Motor”)	Minority shareholder of Hafei Jinheng

Apart from the information as disclosed in notes 8, 11 and 12 to the financial statements, the Company has entered into following transactions with its related parties :-

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Sales of safety products or other automotive components to :-
- Jinheng Great Idea	$829,223	$427,909	$1,960,249	$682,298
- Brilliance Jinbei	4,435,655	2,576,604	10,399,441	5,745,851
- Jinbei Johnson	231,138	252,463	273,348	261,627
- Jinbei Vehicle	33,393	24,269	70,677	40,437
- Hafei Motor	$218,284	$655,640	$1,147,890	$741,407

Purchase of raw material from :-
- Jinheng Great Idea	$1,093,583	$570,994	$2,605,687	$874,998
- Shanxi Winner	$5,005,082	$5,442,136	$11,849,386	$7,557,899

Research and development expenses charged by :-
- Jinheng Great Idea	$150,000	$150,000	$300,000	$300,000

Jinheng (BVI) Limited
Notes to Condensed Consolidated Financial Statements
(Stated in US Dollars)

16.	Segment information

The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under ASC 280, “Segment reporting” (Previous SFAS 141).

All of the Company’s long-lived assets are located in the PRC.  Geographic information about the revenues, which are classified based on the customers, is set out as follows :-

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

PRC	$35,948,120	$25,579,438	$74,328,014	$39,143,138
Others	71,837	583,596	627,369	1,328,479

Total	$36,019,957	$26,163,034	$74,955,383	$40,471,617

17.	Subsequent events

The Company evaluated all events or transactions that occurred from the balance sheet date through the date the financial statements were issued and have determined that, except for the transactions described below, there are no material subsequent events or transactions which would require recognition or disclosure in the consolidated financial statements.

On July 10, 2010, Vital Glee Development Limited (“Vital Glee”), a wholly owned subsidiary of Wonder Auto Technology, Inc., (“Wonder Auto”), entered into a agreement with Jinheng Holdings (“Acquisition Agreement”) pursuant to which Vital Glee agreed to acquire Jinheng Holdings’s 100% equity interest in Jinheng BVI, at a cash consideration of HK$1,130 million (approximately $145.43 million). In accordance with the Acquisition Agreement, both parties agreed that Jinheng BVI’s equity interests in Shanxi Winner and Jinheng Jinsida was transferred to Jinheng Holdings or its subsidiaries and all the non-trade current accounts with Jinheng Holdings or its subsidiaries were written off as part of the transactions contemplated by the Acquisition Agreement before the acquisition by Vital Glee. After completion of the Acquisition Agreement, Jinheng BVI becomes the wholly owned subsidiary of Wonder Auto.

Since Mr. Zhao, a director and a shareholder of Jinheng Holdings, is the director and shareholder of Wonder Auto, the acquisition of 100% equity interest in Jinheng BVI from Jinheng Holdings constituted as a related party transaction.